INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made as of April [   ], 2011 (this “Agreement”) between Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), and [______________] (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified and competent individuals, the Company shall maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions;

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the charter of the Company (as the same may be amended from time to time, the “Charter”) requires indemnification of, and advancement of expenses to, the officers and directors of the Company;

WHEREAS, Indemnitee may also be entitled to indemnification pursuant to the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Charter and the MGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining qualified and competent officers and directors is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, as an inducement to Indemnitee to accept service as, serve as or continue to serve as a director or officer of the Company, the Company has agreed to indemnify and advance expenses incurred by Indemnitee (or on his or her behalf) in connection with claims, suits or proceedings, all as provided under this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

1.  Services to the Company.  Indemnitee agrees to serve (a) as a [director] [and] [officer] of the Company, [and (b) at the request of the Company, as (i) an [officer] of Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”)].  Indemnitee also hereafter may serve as an Agent of another Enterprise at the request of the Company [or the Operating Partnership].  Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law).  This Agreement shall continue to be in full force and effect after Indemnitee has ceased to serve in any of the foregoing capacities.

2.  Definitions.  As used in this Agreement:

(a)  References to “Agent” shall mean any person who is or was a director, officer, trustee, partner, manager, employee, agent or fiduciary of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, including such person serving in such capacity as a director, officer, trustee, partner, manager, employee, agent or fiduciary of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b)  A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)  Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15 percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)  During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii)  The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)  The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v)  There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(b), the following terms shall have the following meanings:

A.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

B.
“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

C.
“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)  “Corporate Status” describes the status of a person who is or was an Agent of the Company or of any other corporation, limited liability company, partnership, joint venture, trust or other Enterprise that such person is or was serving at the request of the Company.

(d)  “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)  “Enterprise” shall mean the Company or any other corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer or other Agent.

(f)  “Expenses” shall include all reasonable attorneys’ fees and expenses, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes and penalties arising under, relating to or in connection with the Employee Retirement Income Security Act of 1974, as amended, and all other disbursements or expenses actually incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses (as defined in the preceding sentence) incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 15(d) only, Expenses (as defined in the preceding sentence) incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights or the Company’s obligations under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee or Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(g)  “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)  The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross-claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal(s) therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or other Agent, by reason of any action taken by him (or a failure to take action by him) or of any action (or failure to act) on his part while acting pursuant to his Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses is or can be provided under this Agreement.  If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(i)  References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director or officer of the Company or other Agent that imposes duties on, or involves services by, such director, officer or other Agent with respect to an employee benefit plan, its participants or beneficiaries.

3.  Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor (which is addressed in Section 4 hereof).  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by (or not in contravention of) applicable law against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) Indemnitee actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.  The parties hereto intend that this Agreement shall provide to the fullest extent permitted by (or not in contravention of) applicable law for indemnification in excess of that expressly permitted by statute, including any indemnification provided by the Charter, the Company’s Second Amended and Restated By-laws (as the same may be amended from time to time, the “By-laws”), vote of its stockholders or disinterested directors or applicable law.

4.  Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by (or not in contravention of) applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) Indemnitee actually received an improper personal benefit in money, property or services.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction (after all appeals) to be liable to the Company.

5.  Indemnification for Expenses of a Party That is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by (or not in contravention of) applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against and in respect of all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against and in respect of all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis, to the fullest extent permitted by (or not in contravention of) applicable law.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.  Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by (or not in contravention of) applicable law, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against and entitled to advancement of all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7.  Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8.  Additional Indemnification.

(a)  Notwithstanding any limitation in Section 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by (or not in contravention of) applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against and in respect of all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b)  For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include:

(i)  to the fullest extent permitted by, or not in contravention of, the provision of the MGCL that authorizes or contemplates indemnification or additional indemnification or advancement of expenses by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the MGCL, and

(ii)  to the fullest extent authorized or permitted by any amendments to or replacements of the MGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or advance expenses to its officers and directors.

9.  Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment or advance amounts for any Expenses in connection with any claim made against Indemnitee:

(a)  for which payment has actually been made or amounts have actually been advanced to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or otherwise;

(b)  for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(c)  in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 15(d) of this Agreement, or (ii) the Charter, the By-laws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise (each of the Proceedings described in clauses (i) and (ii) of this Section 9(c), or any part of each such Proceeding, a “Permitted Indemnitee Initiated Proceeding”); or

(d)  if Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s Corporate Status.

10.  Court-Ordered Indemnification.  Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

(a)  if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) (or any similar successor provision) of the MGCL, the court shall order indemnification, in which case Indemnitee also shall be entitled to recover the Expenses of securing such reimbursement; or

(b)  if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) (or any similar successor provision) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) (or any similar successor provision) of the MGCL, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) (or any similar successor provision) of the MGCL shall be limited to Expenses.

11.  Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary (other than Section 15(d)), the Company shall advance, to the fullest extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Permitted Indemnitee Initiated Proceeding or any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, and such advancement shall be made within 15 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest-free.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by (or not in contravention of) applicable law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established, by clear and convincing evidence, that the applicable standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 5 of this Agreement.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses, without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, and without any requirement to post security therefor.  In accordance with Section 15(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  This Section 11 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

12.  Procedure for Notification and Defense of Claim.

(a)  Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to the Company shall include a summary description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability or obligation which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)  The Company shall be entitled to participate in the Proceeding at its own expense.

13.  Procedure upon Application for Indemnification.

(a)  Upon written request by Indemnitee for indemnification pursuant to Section 12(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination.  Indemnitee reasonably shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including attorneys’ fees and disbursements) actually incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a reasonably detailed description of any reason or basis for which indemnification has been denied.

(b)  If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a), the Independent Counsel shall be selected as provided in this Section 13(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel the Company has proposed to select.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee, and approved by the Board, which approval shall not be unreasonably withheld or delayed (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel the Indemnitee has proposed to select.  In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as and be Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the courts of the State of Georgia located in Cobb County or the Federal courts of the United States of America located in the Northern District of Georgia have determined that such objection is without merit.  If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 13(a) and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the courts of the State of Georgia located in Cobb County or the Federal courts of the United States of America located in the Northern District of Georgia for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel pursuant to this Agreement and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 13(a).  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 15(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel as selected pursuant to this Section 13(b) and to fully indemnify Indemnitee against any and all Expenses, claims, liabilities and damages arising out of or relating to the engagement of Independent Counsel pursuant hereto.

14.  Presumptions and Effect of Certain Proceedings.

(a)  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12(a), and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)  Subject to Section 15(e), if the person, persons or entity empowered or selected under Section 13 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; provided, further, that the foregoing provisions of this Section 14(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 13(a) and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a).

(c)  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(d)  The knowledge and/or actions, or failure to act, of any other director, officer, or employee of the Enterprise or other Agent shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

15.  Remedies of Indemnitee.

(a)  If (i) a determination is made pursuant to Section 13(a) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 11, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 13(a) within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 13(a) within ten days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 or any other section of this Agreement is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) if the Company or any other person takes or threatens to take any action to declare this Agreement (or any obligation of the Company hereunder) void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction as to whether the Indemnitee is entitled to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 15(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)  If a determination shall have been made pursuant to Section 13(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 15 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 15, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)  If a determination shall have been made pursuant to Section 13(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)  The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by (or not in contravention of) applicable law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Company shall, to the fullest extent permitted by (or not in contravention of) applicable law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by (or not in contravention of) applicable law, whichever is greater.

(e)  Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to advancement of Expenses under this Agreement shall be required to be made prior to the final disposition of the Proceeding.  This Section 15(e) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

(f)  Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Company was requested to advance Expenses in accordance with Section 11 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 13(a) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.

16.  Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)  The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the By-Laws, any agreement, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Maryland law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers or other Agents of the Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer or other Agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

17.  Duration of Agreement.  This Agreement shall continue until and terminate upon the later of (a) ten years after the last date on which Indemnitee shall have served as a director, officer or other Agent of the Company or of any other Enterprise and (b) one year after the final termination of any Proceeding then pending or contemplated (including any rights of appeal) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 15 relating thereto.  The rights and obligations with regard to indemnification and advancement of expenses provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer or other Agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

18.  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.  Enforcement.

(a)  The Company expressly acknowledges and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in accepting his appointment as, and in serving as, a director or officer of the Company.

(b)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the By-Laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

20.  Amendment and Waiver.  No provision of this Agreement may be amended unless such amendment is approved in writing by each of the parties hereto.  No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

21.  Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any liability or obligation which it may have to the Indemnitee under this Agreement or otherwise.

22.  Notices.  All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 21) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a)  If to Indemnitee:

[_____________]
[_____________]
[_____________]
Facsimile:  [____________]

(b)  If to the Company to:

Preferred Apartment Communities, Inc.
3625 Cumberland Boulevard, Suite 400
Atlanta, Georgia 30339
Facsimile:  (770) 818-4105
Attention:  Leonard A. Silverstein

with a copy (which shall not constitute notice to the Company) to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Facsimile:  (212) 969-2900
Attention:         Peter M. Fass
James P. Gerkis

or at such other location for a party as shall be specified to the other party by like Notice.  All such Notices shall only be duly given and effective upon receipt (or refusal of receipt).

23.  Contribution.  To the fullest extent permitted under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

24.  Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Maryland, without regard to the conflicts of law rules of such state.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 15(a), the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only the courts of the State of Georgia located in Cobb County or the Federal courts of the United States of America located in the Northern District of Georgia (the “Agreed Courts”), and not in any other state or federal court in the United States of America or any court in any other country, and each of the parties hereby irrevocably consents to the jurisdiction of the Agreed Courts and of the appropriate appellate courts therefrom (the “Georgia Courts”) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any Georgia Court or that any such suit, action or proceeding brought in any Georgia Court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Georgia Court.

25.  Reports to Stockholders.  To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

26.  Counterparts.  This Agreement may be executed (including by facsimile transmission with counterpart pages) in separate counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

27.  Miscellaneous.  For the purposes of this Agreement, the words “it,” “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate or other entity form.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof.  References to any Person include the successors and assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PREFERRED APARTMENT
COMMUNITIES, INC.

By:
Name: John A. Williams
Title: President and Chief Executive Officer

INDEMNITEE:

[________________]

[Signature Page to [___________] Indemnification Agreement]

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To:  The Board of Directors of Preferred Apartment Communities, Inc.

Re:  Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, dated the _____ day of [__________], 2011, by and between Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity.  I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or officer of the Company, in any of the facts or events giving rise to the Proceeding, I (a) did not act with bad faith or active or deliberate dishonesty, (b) did not receive any improper personal benefit in money, property or services, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established (in accordance with the Indemnification Agreement) that:  (a) an act or omission by me was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; (b) I actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20____.

Name: